Exhibit 10.2

INDEMNIFICATION AGREEMENT

(Officer)

This Indemnification Agreement (“Agreement”) is made as of June 15, 2007 by and between Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                     (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee is currently serving as an officer of the Company;

WHEREAS, Article V of the Fifth Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and Article IV of the Amended and Restated Bylaws of the Company (the “Bylaws”), each as currently in effect, require the Company under certain circumstances to indemnify and advance expenses to its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”) and Indemnitee has been serving and continues to serve as an officer of the Company in part in reliance on such provisions;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to promote Indemnitee’s continued service to the Company in an effective manner, Indemnitee’s reliance on the aforesaid Certificate of Incorporation and Bylaw provisions, and, in part, to provide Indemnitee with specific contractual assurance that the protection provided by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Certificate of Incorporation and Bylaws or any change in the composition of the Board of Directors of the Company (the “Board”) or any Change in Control (as defined below)), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by law, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and

WHEREAS, the Board has determined that (i) it is essential for the Company to retain and attract highly qualified individuals to serve as directors and executive officers; (ii) it is essential to the best interests of the Company’s stockholders that the Company act to assure its directors and executive officers that there will be increased certainty of such protection in the future; and (iii) it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify and to advance Expenses (as defined below) on behalf of its directors and executive officers to the fullest extent permitted by applicable law as provided in this Agreement so that they will continue to act in their capacities as directors and/or executive officers of the Company (and the Company can attract new directors and executive officers) free from undue concern that they will not be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.               Definitions.   As used in this Agreement:

(a)           A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i.              Acquisition of Stock by Third Party.  Any person or group of persons acting in concert (excluding Company employee benefit plans) becoming the beneficial owner of securities of the Company having at least 30% of the voting power of the Company’s then outstanding securities (unless the event causing the 30% threshold to be crossed is an acquisition of voting common securities directly from the Company);

ii.             Change in Board.  Within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of a successor to the Company.  For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least three-quarters of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change in Control or engage in a proxy or other control contest);

iii.            Corporate Transactions.  Any merger or other business combination of the Company, any sale or lease of the Company’s assets or any combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions;

iv.            Liquidation.  The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

v.             Other Events.  There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement.

(b)           “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)           “Enterprise” means any corporation, limited liability company, partnership, joint venture, trust plan, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary; and, with respect to employee benefit plans, the references herein to

(i) “fines” shall include any excise tax assessed with respect to such plans, (ii) “serving at the request of the Company” shall include any service which imposes duties on, or involves service by, Indemnitee with respect to such plans, its participants or beneficiaries, and (iv) a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of such a plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(d)           “Expenses” shall include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  “Expenses” also shall include (i) Expenses incurred in connection with any appeal, counterclaims and crossclaims resulting from or in connection with any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 11(d) only, Expenses incurred by Indemnitee or on Indemnitee’s behalf associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.  “Expenses”, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and who neither at the time of its engagement as Independent Counsel is, nor in the preceding five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or such Independent Counsel’s engagement pursuant hereto.

(f)            “Proceeding” shall include, without limitation, any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or an officer of the Company, by reason of any action taken or omitted to be taken by Indemnitee or on Indemnitee’s part, or alleged to have been so taken or omitted to be taken, while acting as a director or an officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement; except for any such Proceeding initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement (which shall be governed by Section 11 of this Agreement).

(g)           “to the fullest extent permitted by applicable law” and “to the fullest extent not prohibited by applicable law” shall include, but not be limited to:

i.              to the fullest extent permitted or not prohibited, as the case may be, by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

ii.             to the fullest extent authorized or permitted or not prohibited, as the case may be, by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 2.               Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 3.               Indemnity in Proceedings by or in the Right of the Company.   The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  No indemnification for Expenses shall be made under this Section 3 in respect of any Proceeding or any claim, issue or matter therein as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 4.               Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in)

and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.               Additional Indemnification.  Notwithstanding any limitation in Section 2, 3, or 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in connection with the Proceeding.

Section 6.               Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)           Other than as provided in Section 4, for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(b)           except as provided in Section 11(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee (whether on Indemnitee’s own behalf or by or in the right of the Company to procure a judgment in its favor), including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents, fiduciaries or other indemnitees and not by way of defense, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 7.               Advances of Expenses.  In accordance with the pre-existing requirement of Article V of the Certificate of Incorporation, and notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the fullest extent not prohibited by applicable law, the Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding, and such advancement shall be made within 15 days after the receipt by the

Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall (i) be unsecured and interest free; (ii) be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement; and (iii) include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an unsecured undertaking by Indemnitee to repay the advance if and to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.  The right to advances under this Section 7 shall continue until final disposition of any Proceeding.  This Section 7 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

Section 8.               Procedure for Notification and Defense of Claim.

(a)           Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof.  The written notification to the Company shall include a reasonable description of the nature of the Proceeding and the facts underlying the Proceeding.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding.  The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)           The Company will be entitled to participate in any Proceeding in connection with which Indemnitee seeks indemnification hereunder at its own expense.

(c)           Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld, delayed or conditioned by the Company.

Section 9.               Procedure Upon Application for Indemnification.

(a)           Upon written request by Indemnitee for indemnification pursuant to Section 8(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:  (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a majority vote of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no Disinterested Directors or, if a majority of the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to make such determination.  Any Expenses incurred by Indemnitee or on Indemnitee’s behalf in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

(b)           In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(a), the Independent Counsel shall be selected as provided in this Section 9(b).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(e), and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.  If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(a).  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10.             Presumptions and Effect of Certain Proceedings.

(a)           In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a), and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its Disinterested Directors or any committee thereof, by its stockholders or by Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its Disinterested Directors or any committee thereof or by Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           Subject to Section 11(e), if the person, persons or entity empowered or selected under Section 9 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement, in light of the circumstances under which such statement is made, not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law as determined by a court of competent jurisdiction; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; provided, further, that the foregoing provisions of this Section 10(b) shall not apply if the determination of entitlement to indemnification is to be made by (x) the stockholders pursuant to Section 9(a) and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (y) Independent Counsel pursuant to Section 9(a).

(c)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s  conduct was unlawful.

(d)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company.  The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.  For purposes of this Section 10(d), the term Company shall include any other Enterprise if Indemnitee is serving such Enterprise as a director, officer, employee, agent or fiduciary at the request of the Company.

(e)           The knowledge and/or actions, or failure to act, of any director, officer, employee, agent or fiduciary of the Company or of any other Enterprise which Indemnitee serves as a director, officer, employee, agent or fiduciary at the request of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 11.             Remedies of Indemnitee.

(a)           Subject to Section 11(e), in the event that (i) a determination is made pursuant to Section 9 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4 or the last sentence of Section 9(a) within 10 days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 2, 3 or 5 is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a).  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)           In the event that a determination shall have been made pursuant to Section 9(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)           If a determination shall have been made pursuant to Section 9(a) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement, in the light of the circumstances under which such statement is made, not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law as determined by a court of competent jurisdiction.

(d)           The Company shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It is the intent of the Company that Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because such Expenses would substantially detract from the benefits intended to be extended to Indemnitee hereunder.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefor) advance, to the fullest extent not prohibited by applicable law, such Expenses to Indemnitee, which are incurred by Indemnitee or on Indemnitee’s behalf in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e)           Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the related Proceeding.

Section 12.             Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)           The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other Enterprise which Indemnitee serves as a director, officer, employee, agent or fiduciary at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for Indemnitee under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)           In the event of payment of indemnification to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to any right of recovery Indemnitee may have and Indemnitee, as a condition of receiving such indemnification from the Company, shall execute all documents and do all things that the Company may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Company effectively to enforce such recovery.

(d)           The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement of Expenses is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, including from any other Enterprise which Indemnitee was serving as a director, officer, employee, agent or fiduciary at the request of the Company.

Section 13.             Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) 10 years after the latest date that Indemnitee shall have ceased to serve as a director or an officer of the Company or as a director, officer, employee, agent or fiduciary of any other Enterprise at the request of the Company or (b) one year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 relating thereto.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

Section 14.             Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 15.             Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer of the Company.

(b)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 16.             Modification and Waiver.  No supplement, modification, waiver, cancellation or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 17.             Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

Section 18.             Notices.  All notices required hereunder shall be in writing and be delivered personally, sent by internationally recognized express courier service (e.g., FedEx), transmitted via facsimile, or sent via registered or certified mail (postage prepaid) requiring return receipt, and shall be deemed to have been validly served, given or delivered:  (i) date of delivery, if sent by personal delivery; (ii) two days after date of deposit, if sent by express courier service; (iii) date of transmission, if faxed with confirmatory printout of transmission; or (iv) one week after date of mailing, if sent by mail.  Notices shall be addressed as provided below or to such other addressee as either party may in the future designate by written notice to the other in accordance with the terms hereof:

i.              If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

ii.             If to the Company to:

Arena Pharmaceuticals, Inc.

6166 Nancy Ridge Drive

San Diego, California  92121

Attention:  General Counsel

Facsimile:  858.677.0065

or to any other address as may have been furnished to Indemnitee by the Company.

Section 19.             Contribution.  To the fullest extent permitted under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee or on Indemnitee’s behalf, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the related Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and (b) the relative fault of the Company (and its directors, officers, employees, agents and fiduciaries) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 20.             Applicable Law.  This Agreement and the legal relations among the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

Section 21.             Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 22.             Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

ARENA PHARMACEUTICALS, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Address: